UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 7, 2014

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

       (678) 332-5000

(Registrant's telephone number, including area code)

             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

On March 7, 2014, in connection with the issuance of certain shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (in each case as defined below), CIG Wireless Corp. (the “Company”), Fir Tree Capital Opportunity (LN) Master Fund, L.P. (“FT-LP”), and Fir Tree REF III Tower LLC (“FT-LLC”, and together with FT-LP, the “Fir Tree Investors”) entered into a Second Supplement Agreement (the “Second Supplemental Agreement”). A copy of the Second Supplemental Agreement is filed as Exhibit 10.62 hereto and is incorporated herein by reference.

Pursuant to the Second Supplemental Agreement, the Fir Tree Investors purchased an aggregate of 30,000 shares of Series A-1 Non-Convertible Preferred Stock of the Company, $0.00001 par value per share (the “Series A-1 Preferred Stock”) and 3,230,442 shares of Series A-2 Convertible Preferred Stock of the Company, $0.00001 par value per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”) for an aggregate purchase price of $3,000,000. The 30,000 shares of Series A-1 Preferred Stock and 3,230,442 shares of Series A-2 Preferred Stock purchased by the Fir Tree Investors are referred to herein as the “Additional Shares.”

The Additional Shares were issued to the Fir Tree Investors pursuant to the terms and conditions of the Second Supplemental Agreement and the Securities Purchase Agreement, dated August 1, 2013 (the “Purchase Agreement”). The Purchase Agreement is described in, and filed as Exhibit 10.38 to, a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on August 7, 2013 (the “August 2013 Form 8-K”), which is incorporated herein by reference thereto.

The proceeds from the Second Supplemental Agreement were used on March 7, 2014 by CIG Comp Tower, LLC, a wholly owned subsidiary of the Company, to acquire six (6) antenna towers from Southern Tower Antenna Rental, L.L.C. (“STAR”) for a purchase price of approximately $2.7 million.  The towers were acquired from STAR pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated May 17, 2013, as amended on November 26, 2013. The terms and conditions of the Asset Purchase Agreement are described in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on May 22, 2013, which is incorporated herein by reference thereto.

Under the Second Supplemental Agreement, the Company has also issued to the Fir Tree Investors, for the purpose of correcting certain computational errors in calculations for certain prior issuances of Series A-2 Preferred Stock to the Fir Tree Investors, 394,276 additional shares of Series A-2 Preferred Stock (the “Corrective Shares”).

The terms, rights and privileges of the Series A Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of Series A-1 Non-Convertible Preferred Stock and Series A-2 Convertible Preferred Stock, as filed by the Company with the Nevada Secretary of State on August 1, 2013 (the “Certificate of Designation”). The Certificate of Designation is described in, and filed as Exhibit 3.7 to, the August 2013 Form 8-K, which is incorporated herein by reference thereto.

On March 7, 2014, the Company issued to the Fir Tree Investors 3,900 shares of Series A-1 Preferred Stock and 402,596 shares of Series A-2 Preferred Stock (together, the “Indemnity Shares”) in connection with an indemnification claim made by the Fir Tree Investors pursuant to the Purchase Agreement. The terms of the issuance of the Indemnity Shares are set forth in the Second Supplemental Agreement.

The summary description of certain terms of the Purchase Agreement, the Series A Preferred Stock and the Second Supplemental Agreement set forth in this Form 8-K is by its nature incomplete. All readers are encouraged to read the entire text of the Purchase Agreement, the Certificate of Designation and the Second Supplemental Agreement for a complete understanding of the terms and conditions associated with this investment.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 7, 2014, CIG Comp Tower, LLC, a wholly owned subsidiary of the Company, acquired six (6) antenna towers from “STAR” as described in Item 1.01 above, which disclosure is incorporated into this Item 2.01 by reference thereto.

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Item 3.02:	Unregistered Sales of Equity Securities.

On March 7, 2014, the Company issued shares of Series A Preferred Stock, as described in Item 1.01 above, which disclosure is incorporated into this Item 3.02 by reference thereto.

The Additional Shares, Corrective Shares and Indemnity Shares were issued pursuant to the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit List

Exhibit	Description

Exhibit 10.62	Second Supplemental Agreement, by and among the Company, Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC, dated March 7, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
	Name:	Paul McGinn
	Title:	President and Chief Executive Officer

Date: March 13, 2014

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